UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 21, 2005

NBOG Bancorporation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

(770) 297-8060
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2005, the Administrative Committee for the NBOG Bancorporation, Inc. 2003 Stock Incentive Plan (the “Committee”) of the Board of Directors of the Company amended the terms of the stock option awards previously granted to Paula Allen and Lanny Dunagan, both of whom are directors of the Company, pursuant to separate option awards under the 2003 Stock Incentive Plan, each granted June 11, 2003.

The amended terms provide that Ms. Allen and Mr. Dunagan are each fully vested in her or his stock option award as of April 21, 2005. In addition, the Committee removed the three-month and one-year limitations on the exercise of the options so that the option period will now end on the earlier to occur of June 11, 2013 or the director’s termination of service for cause. No other terms and conditions of the option awards were waived or modified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBOG BANCORPORATION, INC.

Dated: April 27, 2005
	By:	/s/ W. Bryan Hendrix
	Name:	W. Bryan Hendrix
	Title:	Chief Financial Officer